                                                                   Exhibit 10.45

                            LIMITED LIABILITY COMPANY

                           INTEREST PURCHASE AGREEMENT

                                      among

                             MICHIGAN NATIONAL BANK,

                       LASALLE BANK NATIONAL ASSOCIATION,

                               NPC ALLIANCE, INC.

                                       and

                        NATIONAL PROCESSING COMPANY, LLC

                            DATED AS OF JUNE 28, 2001

                                TABLE OF CONTENTS

                                                                                                  PAGE


1.       Consideration..............................................................................1
         1.1      Purchase Price....................................................................1
         1.2      Closing...........................................................................1

2.       Notices, Approvals, and Consents...........................................................2

3.       Conditions Precedent to the Closing:  The Sellers..........................................2
         3.1      Consents..........................................................................2
         3.2      No Breach.........................................................................2
         3.3      Closing Deliveries................................................................2
         3.4      The Ancillary Agreements..........................................................2

4.       Conditions Precedent to the Closing:  The Purchaser........................................2
         4.1      Consents..........................................................................2
         4.2      No Breach.........................................................................2
         4.3      Closing Deliveries................................................................3
         4.4      The Ancillary Agreements..........................................................3
         4.5      Limited Liability Corporation.....................................................3
         4.6      Merchant Contracts................................................................3

5.       Representations and Warranties:  The Sellers...............................................3
         5.1      Existence.........................................................................3
         5.2      LLC's Existence...................................................................3
         5.3      Capitalization....................................................................3
         5.4      No Notices, Approvals, or Consents Required.......................................4
         5.5      Authority.........................................................................4
         5.6      No Conflict.......................................................................4
         5.7      Litigation........................................................................5
         5.8      Taxes.............................................................................5
         5.9      Title.............................................................................5
         5.10     Franchises, Licenses, and Intellectual Property...................................5
         5.11     Material Contracts................................................................5
         5.12     Material Permits..................................................................6
         5.13     Real Property.....................................................................6
         5.14     Receivables.......................................................................6
         5.15     Merchant Reserve Accounts.........................................................6
         5.16     Insurance.........................................................................6
         5.17     Union Contracts, Labor, and Employees.............................................7
         5.18     Interests in Clients, Customers, Etc..............................................7
         5.19     Product and Service Warranty Liability............................................7
         5.20     Financial Statements..............................................................7
         5.21     Distributions.....................................................................8
         5.22     Lawful Operations.................................................................8
         5.23     Environmental Matters.............................................................8
         5.24     Employee Benefit Plans; WARN Act..................................................8
         5.25     No Brokers' or Insiders' Fees....................................................10
         5.26     Contracts........................................................................10
         5.27     Disclosure.......................................................................10

6.       Representations and Warranties:  The Purchaser............................................10
         6.1      Existence........................................................................10
         6.2      No Notices, Approvals, or Consents Required:  The Purchaser......................10
         6.3      Authority........................................................................10

                                TABLE OF CONTENTS
                                   (continued)

         6.4      No Conflict......................................................................11
         6.5      Litigation.......................................................................11
         6.6      Disclosure.......................................................................11

7.       Other Agreements..........................................................................11
         7.1      Section 754 Election.............................................................11
         7.2      Further Assurance................................................................11
         7.3      Trailing Liabilities.............................................................12
         7.4      Employees........................................................................12

8.       Indemnity: ...............................................................................12
         8.1      The Purchaser Indemnitee.........................................................12
         8.2      Indemnity:  The Sellers Indemnitees..............................................12
         8.3      Defense of Claims................................................................13
         8.4      Indemnitor's Right to Assume Defense.............................................13
         8.5      Effect of Indemnitor's Election to Assume Defense................................13
         8.6      Effect of Indemnitor's Election Not To Assume Defense............................14
         8.7      Authority to Settle..............................................................14
         8.8      Limitations......................................................................14
         8.9      Cooperation......................................................................15

9.       Interpretation............................................................................15
         9.1      Waivers..........................................................................15
         9.2      Cumulative Provisions............................................................15
         9.3      Successors and Assigns...........................................................15
         9.4      Survival.........................................................................15
         9.5      Captions.........................................................................16
         9.6      Subsections......................................................................16
         9.7      Severability.....................................................................16
         9.8      Accounting Terms.................................................................16
         9.9      Governing Law....................................................................16
         9.10     Integration......................................................................16
         9.11     Notices and Other Communications.................................................16
         9.12     Immediate U.S. Funds.............................................................17
         9.13     Exhibits and Schedules...........................................................17

10.      Definitions...............................................................................17

11.      Miscellaneous.............................................................................21
         11.1     Execution and Delivery...........................................................21
         11.2     Arbitration......................................................................21

SCHEDULE 2..........................................................................................1

Required Consents (All Parties)SCHEDULE 2(a)........................................................2

Schedule 2(b).......................................................................................3

Schedule 4.6(a).....................................................................................4

Schedule 4.6(b).....................................................................................5

Schedule 5.6........................................................................................6

Schedule 5.7........................................................................................7

Schedule 5.11.......................................................................................8

                                TABLE OF CONTENTS
                                   (continued)

Schedule 5.12.......................................................................................9

Schedule 5.15......................................................................................10

Schedule 5.17......................................................................................11

Schedule 5.19......................................................................................12

Schedule 5.20......................................................................................13

Schedule 5.22......................................................................................14

Schedule 5.24......................................................................................15

Schedule 5.26......................................................................................16

Schedule 9.........................................................................................18

EXHIBIT A...........................................................................................1

EXHIBIT B...........................................................................................1

EXHIBIT C...........................................................................................1

EXHIBIT D...........................................................................................1

EXHIBIT E...........................................................................................1

EXHIBIT F...........................................................................................1

EXHIBIT G...........................................................................................1

              LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT

         This Limited Liability Company Interest Purchase Agreement (this "AGREEMENT") is made as of June 28, 2001, by and among Michigan National Bank, a national banking association ("MNB"), LaSalle Bank National Association, a national banking association ("LASALLE" and, together with MNB, the "SELLERS"), NPC Alliance, Inc., a Delaware corporation (the "PURCHASER"), and National Processing Company, LLC., an Ohio limited liability company (the "PARENT").

                                    RECITALS:

         WHEREAS, MNB and LaSalle have entered into that certain Limited Liability Company Agreement of ABN AMRO Merchant Services, LLC (the "LLC") dated as of June 19, 2001, and currently hold all of the membership interests in the LLC;

         WHEREAS, the Sellers desire to sell an aggregate 70% of the membership interests in the LLC to the Purchaser, and the Purchaser desires to purchase such membership interests in the LLC from the Sellers;

         WHEREAS, the Purchaser is a wholly-owned subsidiary of Parent and, as a result, Parent will receive direct and indirect economic benefit as a result of the consummation of the transactions contemplated by this Agreement; and

         WHEREAS, the Purchaser desires to become, and the Sellers desire the Purchaser to become, a member of the LLC.

         NOW, THEREFORE, in consideration of the premises, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by each of the parties to this Agreement, the parties hereby, hereto agree as follows:

1.       CONSIDERATION.

         1.1 PURCHASE PRICE. In consideration of the sale to the Purchaser of an aggregate 70% equity interest in the LLC, the Purchaser agrees to pay the Sellers, in immediately available funds via wire transfer to the accounts designated by each Seller, an aggregate amount equal to Forty-eight Million Five Hundred Thousand Dollars ($48,500,000) (the "PURCHASE PRICE"), payable at the closing (the "CLOSING"). The Purchase Price shall be allocated and paid to the Sellers as follows: (a) $20,800,000 to MNB in consideration for the sale of a 30% equity interest in the LLC; and (b) $27,700,000 to LaSalle in consideration for the sale of a 40% equity interest in the LLC, which 40% equity interest represents all of LaSalle's ownership interest in the LLC.

         1.2 CLOSING. The Closing shall take place via facsimile of executed copies of the Documents of Conveyance and any other documents required by this Agreement or reasonably deemed necessary, followed by an overnight exchange of original Documents of Conveyance. The Closing shall be deemed to have occurred at the offices of the Purchaser, 1231 Durrett Lane, Louisville, Kentucky 40213, on the Closing Date, or at such other time and place as the parties mutually agree.

2. NOTICES, APPROVALS, AND CONSENTS. The parties have given all notices, if any, undertaken all registrations, if any, and obtained all approvals and consents, if any, set forth in SCHEDULE 2 to this Agreement, and the parties have furnished each other with at least one true and complete copy of each such notice, approval, or consent, as the case may be. For purposes of this Agreement, any approval or consent referred to in this SECTION 2 shall be deemed not to have been obtained if that approval or consent, as the case may be, is (a) not in full force and effect at all times on and after the date of this Agreement or
(b) granted subject to any condition or requirement which would so adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable, in the reasonable judgment of any party, the consummation of the transactions contemplated by this Agreement.

3. CONDITIONS PRECEDENT TO THE CLOSING: THE SELLERS. It is a condition precedent to the obligation of the Sellers to consummate the transactions contemplated by this Agreement that, on or before the Closing, unless waived by the Sellers, the Purchaser shall have complied with or caused compliance with each of the following:

         3.1 CONSENTS. All consents and approvals identified on SCHEDULE 2 shall have been obtained by the parties.

         3.2 NO BREACH. All of the representations and warranties made by the Purchaser and Parent in SECTION 6 shall be true and correct as of the Closing.

         3.3 CLOSING DELIVERIES. Each of the Purchaser and Parent shall have executed and delivered to the Sellers a certificate, dated as of the Closing and signed by a senior officer, respectively, stating that (a) each and every representation and warranty made herein by the Purchaser and Parent would, if made as of the Closing, be true, correct and complete on that date, unless any such representation or warranty shall have been expressly made as of a specific date, in which case such representation or warranty shall have been true, correct and complete as of that specific date, (b) each of the Purchaser and Parent has performed and observed all covenants of the Purchaser and Parent contained herein and (c) each approval or consent identified in SCHEDULE 2(b) is in full force and effect on that date. Each statement made in the certificate delivered pursuant to this SECTION 3.3 shall be true and complete on and as of the Closing.

         3.4 THE ANCILLARY AGREEMENTS. The parties thereto shall have entered into the MultiLink Agreement, the Services Agreement, the Operating Agreement and the Interim Services Agreement.

4. CONDITIONS PRECEDENT TO THE CLOSING: THE PURCHASER. It is a condition precedent to the obligation of the Purchaser to consummate the transactions contemplated by this Agreement that, on or before the Closing, unless waived by the Purchaser, the Sellers shall have complied with or caused compliance with the following:

         4.1 CONSENTS. All consents and approvals identified on SCHEDULE 2 shall have been obtained by the parties.

         4.2 NO BREACH. All of the representations and warranties made by the Sellers in SECTION 5 shall be true and correct as of the Closing.

         4.3 CLOSING DELIVERIES. The Sellers shall have executed and delivered to the Purchaser a certificate, dated as of the Closing and signed by a senior officer, stating that (a) each and every representation and warranty made in
SECTION 5 would, if made as of the Closing, be true, correct and complete on that date unless any such representation or warranty shall have been expressly made as of a specific date, in which case such representation and warranty shall have been true and complete as of that specific date, (b) the Sellers have performed and observed all agreements of the Sellers contained herein and (c) each approval or consent identified on SCHEDULE 2(a) is in full force and effect on that date. Each statement made in the certificate delivered pursuant to this subsection shall be true and complete on and as of the Closing.

         4.4 THE ANCILLARY AGREEMENTS. The parties thereto shall have entered into the Referral Agreements, the Inducement Agreement, the Operating Agreement, the MultiLink Agreement, the Cash Advance Agreements and the Interim Services Agreements and the Services Agreements.

         4.5 LIMITED LIABILITY CORPORATION. The Sellers shall have established the LLC and the LLC shall be duly organized, validly existing and in good standing under the laws of the State of Delaware.


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


         4.6 MERCHANT CONTRACTS. Except as set forth on Schedule 4.6(a), the Sellers shall have assigned to the LLC all of the merchant contracts related to the Sellers' Merchant Card Business; all of the Sellers' merchant contracts transferred to the LLC are identified on SCHEDULE 4.6(b) (the "MERCHANT CONTRACTS"). The Merchant Contracts were assigned to the LLC on the dates identified on SCHEDULE 4.6(b).

5. REPRESENTATIONS AND WARRANTIES: THE SELLERS. The Sellers, jointly and severally, represent and warrant to the Purchaser and Parent as follows:

         5.1 EXISTENCE. Each Seller is a duly organized and validly existing national banking association.

         5.2 LLC'S EXISTENCE. The LLC is a duly organized and validly existing Delaware limited liability company in good standing under the laws of the State of Delaware, and all of the equity capital of the LLC is fully paid and non-assessable. MNB and LaSalle are the only members of the LLC and their respective equity interest in the LLC is free from any security interest, option, encumbrance or similar right of any kind. As of the date hereof, the LLC is qualified to transact business in the States of Illinois and Michigan.

         5.3 CAPITALIZATION. There are no agreements, conversion or exchange rights, options, warrants, subscriptions, or other commitments of any kind obligating the LLC to issue or sell, redeem, purchase, or otherwise acquire, directly or indirectly, any membership interests in the LLC. Other than this Agreement, there are no outstanding restrictions, agreements or commitments of any kind by which any Seller or the LLC is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any membership interests in the LLC. The capital commitment of each Seller is fully contributed and/or paid and non-assessable. The membership interest of each Seller in the LLC is not subject to any preemptive or other right in favor of any other member and is owned beneficially and of record by such Seller free from any security interest, option, equity or other right of any kind.

         5.4 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED. Except as identified in SCHEDULE 2(a) to this Agreement, no notice to, registration with, or approval of any Person, including, without limitation, any governmental agency of any kind, is required on the part of the Sellers and/or the LLC for the due execution and delivery of this Agreement or any agreement or other writing to be executed pursuant to or specifically contemplated by this Agreement, or for the performance of the respective provisions hereof or thereof that are on any of their respective parts to be complied with, or for the consummation of any transaction contemplated by this Agreement (including, without limitation, the transfer of the Sellers' membership interests in the LLC to the Purchaser).

         5.5 AUTHORITY. Each Seller has the requisite power and authority to enter into this Agreement and each agreement or other writing to be executed by such Seller pursuant to this Agreement and to perform all of the agreements contained in this Agreement and each agreement or other writing to be executed by such Seller pursuant to this Agreement that are on such Seller's part to be complied with hereunder or thereunder. The officer executing and delivering this Agreement and each agreement or other writing to be executed by such Seller pursuant to this Agreement on behalf of such Seller has been duly authorized to do so. This Agreement will, upon the execution and delivery thereof by the Sellers, become a valid and binding obligation enforceable against such Seller in accordance with its terms subject, however, to the Bankruptcy Exception.

         5.6 NO CONFLICT. Neither the (a) execution, delivery, or performance and observance of this Agreement or of any agreement or other writing to be executed by the Sellers pursuant to this Agreement, nor (b) consummation of any transaction contemplated by this Agreement, or any agreement or writing to be executed by the Sellers or the LLC pursuant to this Agreement, will at any time:

                  (i) except as set forth in SCHEDULE 5.6 to this Agreement, result in (A) the acceleration of all or any part of any obligation of the LLC, or (B) any increase in the amount of any such obligation,

                  (ii) conflict with, violate, constitute a default under (or an event which would, with the giving of notice, the lapse of time, or both, constitute a default under), or result in or give any Person the right to effect the cancellation or termination of, any LLC Material Contract or LLC Material Permit,

                  (iii) result in any Person having the right (conditional or otherwise) to acquire any interest in all or any part of the property (whether real or personal, tangible or intangible, or mixed) of the LLC,

                  (iv) conflict with or violate any law, rule, regulation, or order by which the Sellers or the LLC is bound or by which any property of the LLC or the Sellers' LLC membership interests are bound, except for such laws, rules, regulations or orders which would not, individually or in the aggregate, have a Material Adverse Effect,

                  (v) conflict with or violate any provision of any Constituent Document of the Sellers or the LLC, or

                  (vi) result in the creation, attachment, or imposition of any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any property (whether real or personal, tangible or intangible, or mixed) of the LLC, except for Permitted Liens.

         5.7 LITIGATION. Except as set forth on SCHEDULE 5.7 attached hereto,
(a) there is neither any Action pending against the LLC, the business of the LLC, or the Sellers' Merchant Card Business, nor, to the best knowledge of the Sellers after due inquiry, is any such Action threatened, (b) to the Sellers' knowledge there is no pending investigation of the LLC or the Sellers' Merchant Card Business by any governmental agency or authority and (c) to the best knowledge of the Sellers, after due inquiry, there is no basis upon which any Action referred to in clause (a) or investigation referred to in clause (b) could reasonably be brought or initiated or that would or would be reasonably likely to prevent the Sellers from consummating the transactions contemplated by this Agreement. There is no award, charge, decree, injunction, judgment, order, ruling, or writ of any kind to which the LLC is subject or to which any property of the LLC is subject.

         5.8 TAXES. The LLC has not yet been required to file federal, state, local, or foreign information returns, tax returns, or statements, and no such returns or statements are currently due.

         5.9 TITLE. The LLC has good and marketable title to all of its assets. All such assets are in good working order, ordinary wear and tear excepted, and are clear of any mortgage, security interest or other lien of any kind other than Permitted Liens.

         5.10 FRANCHISES, LICENSES, AND INTELLECTUAL PROPERTY. The LLC has legal title or ownership of, or the right to use pursuant to valid and enforceable agreements, all copyrights, formulas, franchises, licenses, patents, service marks, trademarks, trade names, trade secrets, and other intellectual property used in the LLC's Merchant Card Business, in each case without conflict with, infringement of, or violation of, the rights of others, except where the failure to have such title, ownership or right to use would not individually or in the aggregate have a Material Adverse Effect.

         5.11 MATERIAL CONTRACTS. SCHEDULE 5.11 to this Agreement sets forth a true and complete list of all contracts to which the LLC is a party. The Sellers have made available to the Purchaser a true and complete copy of each LLC Material Contract. Each LLC Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect, is binding upon and enforceable against all parties thereto (including the LLC as an assignee of such LLC Material Contracts) in accordance with its terms, subject to the Bankruptcy Exception, and, with respect to the Merchant Contracts, have been assigned to the LLC in accordance with their respective terms. There has not occurred or commenced to exist any event or condition with respect to the Sellers or, to the knowledge of the Sellers, with respect to any third party, which constitutes (or which would, with the giving of notice or lapse of time or both, constitute) a default under, or which is reasonably likely to give rise to the amendment, cancellation, modification, rescission, revocation, termination, or non-renewal of, any LLC Material Contract other than an event or condition which would not have a Material Adverse Effect. As of the Closing, neither the Sellers nor the LLC has knowledge that any such event or condition has occurred, or knowledge that any Person who is a party to any LLC Material Contract intends to amend, cancel, modify, rescind, revoke, terminate, or not renew the same. Except as set forth on SCHEDULE 5.11, to the best knowledge of the Sellers, since May 1, 2001, no

Merchant Contract has been amended, modified, rescinded, revoked or terminated except to the extent such amendment, modification, rescission, revocation or termination would not materially alter the economic terms of such Merchant Contract. Except as set forth in SCHEDULE 5.11 to this Agreement, the LLC is not a party to or bound by (a) any agreement, contract or commitment, whether written or oral, relating to the employment of any Person by the LLC, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, insurance, health, welfare or other employee benefit plan, (b) any loan or advance to, or investment in, any other Person, or any agreement, contract or commitment, whether written or oral, relating to the making of any such loan, advance or investment, (c) any indemnity, or any guarantee or other contingent liability, whether written or oral, in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the Ordinary Course of Business),
(d) any agreement, contract or commitment, whether written or oral, limiting the freedom of the LLC to engage in any line of business or to compete with any other Person, (e) contracts requiring future payments by the LLC in excess of ten thousand dollars ($10,000), or (f) any agreement to acquire all or any material part of the assets of any Person or to acquire any security issued by any Person.

         5.12 MATERIAL PERMITS. SCHEDULE 5.12 to this Agreement sets forth a true and complete list of all Material Permits involving the LLC's Merchant Card Business, showing the name of the Persons who shall have granted or issued each such permit and the subject matter and term thereof. The Sellers have made available to the Purchaser a true and complete copy of each Material Permit. Each Material Permit has been duly granted or issued by the Person who shall have granted or issued the same, as the case may be, has not been amended or otherwise modified, and is in full force and effect. There has not occurred or commenced to exist any event or condition which is reasonably likely to give rise to the amendment, cancellation, modification, rescission, revocation, termination, or non-renewal of any Material Permit other than an amendment, cancellation, modification, rescission, revocation, termination or non-renewal that would not have a Material Adverse Effect. Moreover, neither the Sellers nor the LLC has received written notice that any such event or condition has occurred, or that the Person who shall have issued any Material Permit intends to amend, cancel, modify, rescind, revoke, terminate, or not renew the same.

         5.13 REAL PROPERTY. The LLC holds no legal or beneficial estate or interests in a leasehold or other real property interest.

         5.14 RECEIVABLES. As of the date hereof the LLC has no accounts receivable.

         5.15 MERCHANT RESERVE ACCOUNTS. The Sellers have transferred to the LLC all merchant reserve accounts associated with the Sellers' Merchant Card Business and such accounts are identified on SCHEDULE 5.15.

         5.16 INSURANCE. The LLC does not currently have any policies of insurance in its own name but, since inception, the LLC has been an insured entity under the ABN AMRO Bankers Blanket Bond (the "POLICY"); provided, however, that any insurance coverage under the Policy shall terminate immediately upon consummation of the transactions contemplated by this Agreement.

         5.17 UNION CONTRACTS, LABOR, AND EMPLOYEES. The LLC has no contracts, agreements or understandings, whether written or oral, with any labor union or other labor organization or employee bargaining group relating to its employees. The Sellers have no contracts, agreements or understandings, whether written or oral, with any labor union or other labor organization or employee bargaining group relating to the employees engaged in the Sellers' Merchant Card Business. To the best of the Sellers knowledge after due inquiry, there are no efforts being made on the part of any labor union or other labor organization or employee bargaining group or any employee with respect to representation or organization of any of the employees of the Sellers' Merchant Card Business. The LLC is in compliance with all laws, rules, regulations, and orders respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practices except where the failure to comply would not have a Material Adverse Effect. The Sellers are in compliance with all laws, rules, regulations, and orders respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not engaged in any unfair labor practices with respect to the employees engaged in the Sellers' Merchant Card Business, except where the failure to comply would not have a Material Adverse Effect. Other than as set forth on SCHEDULE 5.17 to this Agreement, there are no Actions pending or, to the best knowledge of the Sellers, threatened, by the employees engaged in the Sellers' Merchant Card Business against any Seller. Set forth on

SCHEDULE 5.17 is a list of all current employees of the Sellers engaged in the Sellers' Merchant Card Business and their respective salaries. As of the date hereof, the LLC has no employees.

         5.18 INTERESTS IN CLIENTS, CUSTOMERS, ETC. Neither the Sellers nor the LLC has any direct or indirect interests in, nor is it a director, officer or employee of, any entity which is a client, customer, supplier, lessor, lessee, debtor, creditor or competitor of the LLC, other than in the ordinary course of the business of banking.

         5.19 PRODUCT AND SERVICE WARRANTY LIABILITY. To the best knowledge of the Sellers, there are no product or service warranty or product or service liability claims pending or threatened against the Sellers with respect to the Sellers' Merchant Card Business or the LLC and, to the best knowledge of the Sellers, there is no state of facts nor has any event occurred that could reasonably be expected to form the basis for any such product or service warranty or product or service liability claim. SCHEDULE 5.19 sets forth a complete and accurate summary of product and service warranty and product and service liability claims made against the Sellers with respect to the Sellers' Merchant Card Business or the LLC within the past one (1) year. None of the matters disclosed in SCHEDULE 5.19 will, either alone or in the aggregate with all such other matters, have a Material Adverse Effect.

         5.20 FINANCIAL STATEMENTS. The Most Recent Financial Statements with respect to the LLC have been prepared in accordance with GAAP (with appropriate footnote disclosures of contingent liabilities in accordance with GAAP), on a basis consistent with the Sellers' accounting practices with respect to the Sellers' Merchant Card Business and fairly and accurately present in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the financial condition of the LLC on a consolidated and consolidating basis as of the date thereof and the consolidated and consolidating results of their operations, if any, for the fiscal period then ending. The LLC has established and at all times maintained, in accordance with GAAP, appropriate reserves for federal, state, local, and foreign taxes of every kind and nature. As of the date hereof, the cash settlement accounts of the LLC are in balance. Since the date of the Most Recent Financial Statements, the LLC has not suffered a Material Adverse Effect nor has there been any material change in the accounting procedures of the LLC or the Sellers with respect to the Sellers' Merchant Card Business. The Sellers have previously provided the Purchaser with accurate month by month revenue reports for the Sellers' Merchant Card Business covering the last eighteen (18) months of operations.

         5.21 DISTRIBUTIONS. The LLC has made no distributions to members since its formation.

         5.22 LAWFUL OPERATIONS. Except as set forth in SCHEDULE 5.22, the operations of the LLC and the Sellers' Merchant Card Business are in compliance in all material respects with all requirements imposed by law, whether federal, state or local, whether statutory or regulatory, including (without limitation) ERISA, and occupational safety and health laws and all zoning ordinances, except where the failure to be in compliance would not have a Material Adverse Effect. In any event, none of the matters disclosed in SCHEDULE 5.22 will, either alone or in the aggregate with all such other matters, have a Material Adverse Effect.

         5.23 ENVIRONMENTAL MATTERS. The LLC is not in violation of, nor does it have any liability, absolute or contingent, in, under or in connection with, any Environmental Law. There are no actions, suits, demands, notices, claims, investigations, or proceedings pending or, to the knowledge of the Sellers, threatened against the LLC relating to any properties of the LLC including, without limitation, any notices, demand letters, or requests for information from any Person relating to any liability under, or any violation of, any Environmental Law that would impose a material liability on the LLC or the Purchaser pursuant to any Environmental Law.

         5.24 EMPLOYEE BENEFIT PLANS; WARN ACT.

                  (a) Except for the Employee Plans disclosed on SCHEDULE 5.24, neither the Sellers with respect to their respective employees engaged in the Sellers' Merchant Card Business nor the LLC maintains, contributes to, or has an obligation to contribute to, any Employee Benefit Plan, or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, health, welfare, vacation, pension, profit-sharing or deferred compensation plan, agreement or arrangement providing benefits for employees or former employees of the Sellers or the LLC. Neither the Sellers nor the LLC, nor any of their respective officers or directors, have taken any action directly or indirectly to obligate the LLC to institute any such employee benefit plan. The LLC has no liability with respect to any plans, arrangements or practices of the type described in the preceding sentences previously maintained by or contributed to by the Sellers or the LLC, or to which the Sellers or the LLC previously had an obligation to contribute, that could have a Material Adverse Effect.

                  (b) The LLC has not at any time sponsored any Employee Plan.

                  (c) The Sellers have delivered to the Purchaser a true and complete copy of each of the Employee Plans of the Sellers and the LLC, including, without limitation, all amendments thereto, and any other documents, forms or other instruments relating thereto. Each Employee Plan of the Sellers and the LLC has at all times been maintained in material compliance with all laws, rules, regulations, and order, including, without limitation, ERISA and all rules and regulations promulgated thereunder, and each such Employee Plan has been administered in accordance with the terms of the applicable plan documents, except where such failure to comply or failure to administer would not have a Material Adverse Effect on any Employee Plan or the LLC.

                  (d) Neither the LLC, the Sellers nor any Affiliate (during the period in which the Sellers or their respective Affiliates have been a member of the same controlled group as the LLC) has incurred liability under Title IV of ERISA (other than annual premiums) with respect to any Employee Plan, nor have the LLC, the Sellers or any Affiliate had any "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Employee Plan.

                  (e) No Plan of the Sellers or any Affiliate is or at any time was (i) a "multiemployer plan" within the meaning of Section 3(37) of ERISA or 414(f) of the Internal Revenue Code; or (ii) a "multiple employer plan" within the meaning of Section 413(c) of the Internal Revenue Code.

                  (f) The LLC has not engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Employee Plan.

                  (g) Each group health plan (as such term is defined in Section 5000(b)(1) of the Code) maintained or contributed to, currently or in the past, by the Sellers or the LLC (or any other corporation or trade or business the employees of which, together with the employees, are required by the Code to be treated as if they were employed by a single employer) has been operated in compliance with the continuation coverage requirement of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, except where such failure to comply would not have a Material Adverse Effect on any Employee Plan or the LLC.

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will (i) constitute a stated triggering event under any Employee Plan, any employment agreement or other arrangement disclosed on Schedule 5.24 that will result in any payment (whether of severance pay or otherwise) becoming due from the LLC to any present or former officer, employee, director, shareholder, consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, or consultant.

                  (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in payments (or transfers of property) which constitute "excess parachute payments" within the meaning of Section 280G of the Code.

                  (j) SCHEDULE 5.24 sets forth, for the Sellers' Merchant Card Business and the LLC, a true and complete list of all employees or former employees who have been suspended, terminated, laid off, granted any leave of absence, or otherwise placed in any non-active status during the ninety (90) day period ending on the date of this Agreement.

                  (k) Except as set forth on SCHEDULE 5.24, neither the Sellers nor the LLC has taken any action that could be construed as a "plant closing" or "mass layoff" within the meaning of the WARN Act or any other applicable law.

         5.25 NO BROKERS' OR INSIDERS' FEES. No Person has, or immediately following the consummation of the transactions contemplated by this Agreement will have, as a result of any action or inaction on the part of the Sellers, any claim or right against the Sellers or the Purchaser for any commission, fee, or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. Except as expressly provided in this Agreement or any agreement or other writing executed pursuant to this Agreement, there are no payments or promises of payment, however characterized, that have been paid, or that are or may become payable in connection with the consummation of the transactions contemplated pursuant to this Agreement, to the Sellers, or to any director, officer, or employee of the Sellers and/or the LLC.

         5.26 CONTRACTS. The Sellers do not have any outstanding options or rights to purchase any Merchant Contracts, nor does any third party have any rights whatsoever entitling such third party to acquire any Merchant Contracts, except as expressly disclosed on SCHEDULE 5.26 to this Agreement.

         5.27 DISCLOSURE. No representation or warranty made by the Sellers in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the representation or warranty as the case may be, in light of the circumstances under which it was made, not false or misleading.

6. REPRESENTATIONS AND WARRANTIES: THE PURCHASER. The Purchaser and Parent, jointly and severally, represent and warrant to the Sellers as follows:

         6.1 EXISTENCE. The Purchaser is a duly organized and validly existing Delaware corporation in good standing under the laws of the State of Delaware and is qualified to do business in the jurisdictions in which the nature of its business or assets require it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Purchaser is a wholly-owned subsidiary of Parent and no Person has any option or similar right to purchase any equity securities or assets of the Purchaser. Parent is a duly organized and validly existing Ohio limited liability company in good standing under the laws of the State of Ohio and is qualified to do business in the jurisdictions in which the nature of its business or assets require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         6.2 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED: THE PURCHASER. Except as identified in SCHEDULE 2(b), no notice to, registration with, or approval of any Person, including, without limitation, any governmental agency of any kind, is required on the part of the Purchaser or Parent for the due execution and delivery of this Agreement, or any agreement or other writing to be executed by the Purchaser or Parent pursuant to this Agreement, or for the performance of the respective provisions hereof and thereof that are on the Purchaser's or Parent's part to be complied with, or for the consummation of any transaction contemplated by this Agreement or any agreement or writing to be executed by the Purchaser or Parent pursuant to this Agreement.

         6.3 AUTHORITY. Each of the Purchaser and Parent has all requisite power and authority to enter into this Agreement and each agreement or other writing to be executed by the Purchaser or Parent pursuant to this Agreement, and to perform all of the agreements contained in this Agreement and each agreement or other writing to be executed by the Purchaser or Parent pursuant to this Agreement that are on the Purchaser's or Parent's part to be complied with. The officer executing and delivering this Agreement and each agreement or other writing to be executed by the Purchaser or Parent pursuant to this Agreement on behalf of the Purchaser or Parent has been duly authorized to do so. This Agreement will, upon the execution and delivery thereof, become a valid and binding obligation of the Purchaser and Parent enforceable against the Purchaser and Parent in accordance with its terms subject, however, to the Bankruptcy Exception.

         6.4 NO CONFLICT. Neither the (a) execution, delivery, or performance and observance of this Agreement or of any agreement or other writing to be executed by the Purchaser or Parent pursuant to this Agreement nor (b) consummation of any transaction contemplated by this Agreement, or any agreement or writing to be executed by the Purchaser or Parent pursuant to this Agreement, will at any time:

                  (i) conflict with or violate any law, rule, regulation, or order by which the Purchaser, Parent or any of their respective properties are bound,

                  (ii) conflict with or violate any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or corporate regulations of the Purchaser or Parent, or

                  (iii) conflict with or violate any provision of any Constituent Document of the Purchaser or Parent.

         6.5 LITIGATION. (a) There is no Action pending against the Purchaser or Parent nor, to the best of the Purchaser's and Parent's knowledge after due inquiry, is any such Action threatened, (b) there is no pending investigation of the Purchaser or Parent by any governmental agency or authority, and (c) to the best knowledge of the Purchaser and Parent, after due inquiry, there is no basis upon which any Action referred to in (a) or investigation referred to in (b) could reasonably be brought or initiated or that would or would be reasonably likely to prevent the Purchaser and Parent from consummating the transactions contemplated by this Agreement or entering into or carrying out their respective obligations under any Ancillary Agreements to which it is a party.

         6.6 DISCLOSURE. No representation or warranty made by the Purchaser in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the representation or warranty as the case may be, in light of the circumstances under which it was made, not false or misleading.

7. OTHER AGREEMENTS.

         7.1 SECTION 754 ELECTION. The Sellers will cause the LLC, in its initial federal income tax return (Form 1065), to attach a valid election under IRC Section 754, in accordance with the regulations prescribed by the Secretary of the Treasury, which will treat transfers of the LLC in accordance with the manner provided in IRC Section 743.

         7.2 FURTHER ASSURANCE. The Sellers will, at the Purchaser's expense, make and do, and cause the LLC to make and do, all such acts and things as the Purchaser may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, the membership interests in the LLC being transferred to Purchaser hereunder and the Purchaser's rights under this Agreement. Without limiting the generality of the foregoing, the Sellers will, at the Purchaser's expense, upon each reasonable request of the Purchaser, execute and deliver such affidavits, assignments, endorsements of specific items, powers of attorney, and other writings as the Purchaser may from time to time reasonably require to further reflect the parties' intent hereunder, each in form and substance reasonably satisfactory to the Purchaser.

         7.3 TRAILING LIABILITIES. The Purchaser shall not assume from the Sellers and, except as set forth on SCHEDULE 9, the LLC does not have, any liability or obligation of any kind or nature whatsoever, including, but not limited to, any liability or obligation (i) of the Sellers that arises from any event or was accrued for on the Sellers' financial statements at any time prior to the Closing including, without limitation, merchant chargebacks and losses for bankcard transactions prior to the Closing, (ii) to pay fees, dues, or assessments of Visa, Mastercard, Diners Club, American Express, Discover Card or any other regional debit network or other similar third party fees and assessments, in each case, for periods prior to the Closing, (iii) the existence of which constitutes a breach of a representation or warranty or covenant of the Sellers contained herein or in any certificate or other document delivered to the Purchaser hereunder, or (iv) which arose from any oral or written agreement, understanding, or other commitment between the Sellers and any merchant or other third party which is not contained in the merchant agreement between the Sellers or such other third party.

         7.4 EMPLOYEES. Attached hereto as SCHEDULE 7.4 is a list of all employees of Sellers' Merchant Card Business to whom the Purchaser and MNB expect the LLC to offer employment (the "TRANSITION EMPLOYEES") and SCHEDULE 7.4 identifies the expected transition date of each Transition Employee. The parties agree to use their respective commercially reasonable best efforts (and agree to cause the LLC to use its commercially reasonable best efforts) to assist in the transition to the LLC of the Transition Employees including, without limitation, establishing (a) transition procedures and (b) incentive compensation packages specifically relating to incentive payments expected to be made to such Transition Employees at any time after they are hired by the LLC.

8. INDEMNITY:

         8.1 THE PURCHASER INDEMNITEE. The Sellers will indemnify each Purchaser Indemnitee, upon that Purchaser Indemnitee's demand, from and against any and all damages and liabilities and any and all fees, costs, expenses (including, without limitation, the reasonable fees, costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation), and losses (collectively, "LOSSES"), that such Purchaser Indemnitee may suffer (collectively, "PURCHASER LOSSES"), arising out of or in connection with each of the following:

                  (a) any inaccuracy of any representation or warranty made by the Sellers in this Agreement, or

                  (b) any failure on the part of the Sellers to perform or observe any covenant of the Sellers contained in this Agreement.

         8.2 INDEMNITY: THE SELLERS INDEMNITEES. The Purchaser and Parent will indemnify each Seller Indemnitee, upon that Seller Indemnitee's demand, from and against any and all Losses that such Seller Indemnitee may suffer (collectively, "SELLER LOSSES"), that such Purchaser Indemnitee may suffer arising out of or in connection with each of the following:

                  (a) any inaccuracy of any representation or warranty made by the Purchaser or Parent in this Agreement, or

                  (b) any failure on the part of the Purchaser or Parent to perform or observe any covenant of the Purchaser or Parent contained in this Agreement.

         8.3 DEFENSE OF CLAIMS. If there shall be asserted in writing any Action against an Indemnitee, and such Indemnitee shall believe in good faith that such Indemnitee is entitled to indemnity pursuant to this SECTION 8 (in each such case, the "Indemnifiable Action"), then, and in each such case, that Indemnitee shall give prompt notice of the Indemnifiable Action to the party (in each such case, the "Indemnitor") to this Agreement from whom that Indemnitee so believes itself to be so entitled, provided, that any failure or delay in the giving of such notice shall neither (a) diminish or impair any obligation of the Indemnitor pursuant to this section except if and to the extent that such failure or delay shall have materially and substantially prejudiced the rights of the Indemnitor under this SECTION 8, nor (b) result in any liability on the part of the Indemnitee.

         8.4 INDEMNITOR'S RIGHT TO ASSUME DEFENSE. The Indemnitor shall have the right, at its option and expense, to assume the defense of the Indemnifiable Action in the event that, within a period of twenty (20) days (or within such shorter period in which an answer or other responsive action is required by applicable rules of procedure) after receiving notice of the Indemnifiable Action from the Indemnitee, the Indemnitor shall have, by notice given to the Indemnitee, (a) acknowledged the Indemnitor's obligation to reimburse and indemnify the Indemnitee with respect to the Indemnifiable Action and (b) elected to defend the Indemnifiable Action. Any such election shall be irrevocable. Notwithstanding the foregoing, the Indemnitor shall not have the right to assume the defense of the Indemnifiable Action if (i) representation of both the Indemnitee and the Indemnitor by the same legal counsel would be prohibited by rules or regulations governing the professional conduct of such counsel, (ii) the Indemnitee determines in good faith that there is a significant possibility that the Indemnifiable Action may materially and adversely affect the Indemnitee or its Affiliates other than as a result of monetary damages, or (iii) the Indemnitee determines in good faith that the Indemnitor has insufficient financial resources to satisfy any monetary damages reasonably likely to result from such Indemnifiable Action.

         8.5 EFFECT OF INDEMNITOR'S ELECTION TO ASSUME DEFENSE. If the Indemnitor shall have assumed the defense of the Indemnifiable Action in accordance with SECTION 8.5, then the following shall apply:

                  (a) the Indemnitee shall have the right to participate and assist in, but not control, the defense of the Indemnifiable Action and to employ its own counsel in connection therewith;

                  (b) the Indemnitor shall not be liable to the Indemnitee for the fees or expenses of the Indemnitee's counsel or other expenses incurred by the Indemnitee in connection with participating in the defense of the

Indemnifiable Action, except that the Indemnitor shall be liable for any such reasonable fees and expenses incurred prior to the time at which the Indemnitor shall have elected to assume the defense of the Indemnifiable Action;

                  (c) the counsel used by the Indemnitor in connection with the defense of the Indemnifiable Action shall be subject to the prior approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed;

                  (d) the Indemnitor shall have no liability with respect to any compromise or settlement of the Indemnifiable Action effected without its consent, which consent shall not be unreasonably withheld or delayed; and

                  (e) subject to the provisions of Section 8.6, the Indemnitor shall have the right to settle or otherwise dispose of the Indemnifiable Action.

         8.6 EFFECT OF INDEMNITOR'S ELECTION NOT TO ASSUME DEFENSE. If the Indemnitor shall (x) not have assumed the defense of the Indemnifiable Action in accordance with SECTION 8.4, or shall not have the right to assume the defense of the Indemnifiable Action pursuant to SECTION 8.4, or (y) fail to prosecute the defense of the Indemnifiable Action in good faith, then the following shall apply:

                  (a) the Indemnitee shall have the right to control the defense of the Indemnifiable Action and to employ its own counsel in connection therewith;

                  (b) the Indemnitor shall have the right, at its sole cost and expense, to participate in, but not control, the defense of the Indemnifiable Action and to employ its own counsel in connection therewith; and

                  (c) the Indemnitee shall have the right to pursue its indemnification claims under this Section 8.

         8.7 AUTHORITY TO SETTLE. Any compromise or settlement of the Indemnifiable Action shall be subject to the consent of the Indemnitee or the Indemnitor, as applicable. If, however, the Indemnitor shall give the Indemnitee notice of the Indemnitor's desire to accept an offer of settlement (the "Offered Monetary Settlement") which is limited strictly to monetary damages and which includes a full release of the Indemnitee, and the Indemnitee does not consent to the same, then, and in each such case, the Indemnitee may continue to pursue compromise or settlement of the Indemnifiable Action, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In any event, the obligation of the Indemnitor to the Indemnitee in respect of the Indemnifiable Action shall not exceed an amount equal to the lesser of (a) the amount of the monetary damages under the terms of the Offered Monetary Settlement plus, without duplication, the aggregate amount of all liabilities and all fees, costs, expenses (including, without limitation, the reasonable fees, costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation) suffered or incurred by the Indemnitee in connection with the Indemnifiable Action up to and including the date upon which the Indemnitor shall have given the Indemnitee notice of the Offered Monetary Settlement and (b) the aggregate of the amounts actually paid by the Indemnitee as a result of its continued pursuit of the settlement or compromise of the Indemnifiable Action, which amounts will be reimbursed by the Indemnitor on the Indemnitee's demand from time to time.

         8.8 LIMITATIONS. The rights to indemnification in this SECTION 8 shall be subject to the following limitations:

                  (a) No Indemnitor shall be required to indemnify an Indemnitee under Section 10 until the Purchaser Losses or Seller Losses, as applicable, individually or in the aggregate, exceed $500,000 (the "DEDUCTIBLE"), at which point the Indemnitor shall reimburse the Indemnitee for all Purchaser Losses or Seller Losses, as the case may be, that may arise in excess of the Deductible.

                  (b) The aggregate amount of Purchaser Losses or Seller Losses, as the case may be, for which any Indemnitor shall be liable with respect to this Agreement shall not exceed $24,000,000; and

                  (c) Except for any injunctive relief to which a party may be entitled, in the absence of fraud or intentional misrepresentation or intentional breach, the indemnification remedy provided in this Section 8 shall constitute the sole remedy of any party hereto with respect to any claim, dispute or loss arising out of or related to an Indemnifiable Action.

         8.9 COOPERATION. Each party will cooperate with the other party to the fullest extent reasonable in connection with any Action the defense of which has been assumed by the other party pursuant to this SECTION 8.

9. INTERPRETATION. This Agreement shall be governed by the following provisions:

         9.1 WAIVERS. Each party to this Agreement may from time to time in its discretion grant waivers and consents in respect of this Agreement or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon that party unless set forth in a writing (which writing shall be narrowly construed) signed that party. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by any party to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as the party entitled to exercise that right, power, or privilege, as the case may be, may deem expedient.

         9.2 CUMULATIVE PROVISIONS. Each right, power, or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers, and privileges that any party to this Agreement may otherwise have or acquire by operation of law, by other contract, or otherwise.

         9.3 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall bind and benefit each of the parties hereto and each such party's successors and assigns, if any, provided, that without the prior written consent of each other party to this Agreement, no party to this Agreement shall have the right to assign any of its rights or delegate any of its duties under this Agreement, and any assignment or delegation in contravention of this subsection shall be null and void ab initio, provided, however, that any party may assign its rights and obligations hereunder to an Affiliate. Except for the Sellers, Parent and the Purchaser, and their respective successors and assigns, there are no intended beneficiaries of this Agreement. Notwithstanding the forgoing, either party may assign this Agreement to any of its Affiliates upon the approval of the other party, which approval will not be unreasonably withheld.

         9.4 SURVIVAL. Each representation or warranty made or deemed made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement for a period of twelve (12) months, and each such representation or warranty, as the case may be, shall be deemed to have been reasonably relied upon by each Person to whom that representation or warranty, as the case may be, shall have been made or deemed made, notwithstanding any diligence of, investigation by, or information in the possession of, any such Person at any time or from time to time and notwithstanding any other event or condition.

         9.5 CAPTIONS. The captions to the sections and subsections of this Agreement and the table of contents, if any, are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

         9.6 SUBSECTIONS. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit.

         9.7 SEVERABILITY. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision.

         9.8 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Agreement.

         9.9 GOVERNING LAW. This Agreement shall be governed by the laws (excluding conflict of laws rules) of the State of Delaware.

         9.10 INTEGRATION. This Agreement sets forth the entire agreement of the parties as to the subject matter of this Agreement, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by the party to be charged with having made such agreement or statement, as the case may be, contemporaneously with or after the execution and delivery of this Agreement.

         9.11 NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication to a party pursuant to this Agreement shall be in writing and shall be deemed received by that party upon the earliest to occur of:

                  (a) the date of that party's actual receipt thereof, regardless of the method of delivery, and

                  (b) the fifth (5th) day following the date upon which that notice, demand, or other communication, as the case may be, shall have been mailed by certified or registered mail, postage prepaid, to that party at the address of that party set opposite that party's signature below (or any other address of which that party shall have given notice to each other party after the execution and delivery of this Agreement), whether or not actually received by that party.

         9.12 IMMEDIATE U.S. FUNDS. Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

         9.13 EXHIBITS AND SCHEDULES. The exhibits and schedules identified or referred to in this Agreement are hereby incorporated herein by reference and made a part hereof.

10. DEFINITIONS. As used in this Agreement, except where the context clearly requires otherwise,

         "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument of chattel paper, whether or not it has been earned by performance.

         "ACTION" shall mean any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise.

         "AFFILIATE" shall mean any corporation or business organization which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended), a controlled group of trades or businesses (as defined in Section 414(c) of the Internal Revenue Code of 1986, as amended), an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code of 1986, as amended), or any other arrangement (as defined in Section 414(c) of the Internal Revenue code of 1986, as amended) or when used in reference to any Person, a Person that is in control of, under the control of, or under common control with, another Person, where the term "control" means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "ANCILLARY AGREEMENTS" shall mean, collectively, the Inducement Agreement, the MultiLink Agreement, the Operating Agreement, the Referral Agreements, the Services Agreement, the Cash Advance Agreements and the Interim Services Agreements.

         "BANKRUPTCY EXCEPTION" shall mean any applicable insolvency or bankruptcy law, creditors' rights or general principles of equity.

         "CASH ADVANCE AGREEMENTS" shall mean those certain Bankcard Cash Advance Agreements between the LLC and each of MNB, LaSalle and StanFed, in substantially the form attached hereto as EXHIBIT A.

         "CHARGE CARD" means (i) a valid card issued by (A) an Issuing Member (as defined in the Services Agreement) of MasterCard or Visa (as each such term is defined in the Services Agreement) which contains the MasterCard service mark or the Visa Blue, White and Gold bands design service mark, or (B) American Express, Discover, JCB, Diners Club or Carte Blanche, (ii) valid, proprietary, private label cards such as stored value, frequency, custom frequency, usage and countdown cards, resort cards (e.g. folio, countdown and prepaid cards), medical discount cards (e.g. Med Advantage Program), and (iii) any other card payment vehicles (including, but not limited to, on-line debit and EBT cards) supported by the LLC in the Agreement Area (as defined in the Services Agreement).

         "CLOSING" shall have the meaning given that term in section 1.1.

         "CLOSING DATE" shall mean June 28, 2001.

         "CONFIDENTIALITY AGREEMENT" shall mean that Confidentiality Agreement and Non Disclosure Agreement by and between ABN AMRO North America, Inc. and National Processing, Inc. dated as of April 4, 2001.

         "CONSTITUENT DOCUMENT" shall mean (a) any articles or certificate of incorporation, articles or certificate of organization, by-laws or code of regulations, close corporation agreement or any similar document or agreement, as applicable, relating to the organization of, or regulation of the internal affairs of, a Person, or (b) all other agreements or writings relating to the regulation of any aspect of the internal affairs of a Person, or the relations of the owners of such Person among themselves, as each has been amended from time to time up to and including the date of this Agreement, and (c) all certificates of fictitious name, registration applications, and other applications, certificates, registrations, and writings filed with any secretary of state or other governmental official, office, or agency concerning the status or qualification to do business of a Person, as the same may be amended from time to time up to and including the date of this Agreement.

         "DOCUMENTS OF CONVEYANCE" shall mean (a) this Agreement and (b) the Operating Agreement.

         "EMPLOYEE PLAN" shall mean any employee benefit plan as defined in section 3(3) of ERISA or any similar provision of any applicable law.

         "ENVIRONMENTAL LAW" shall mean the Clean Air Act (42 USC 7401 et seq.). Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.) the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.), and the Occupational Safety and Health Act (29


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


USC 651 et seq.), and the regulations promulgated pursuant thereto, and any and all similar federal, state, or local laws and the regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         "INDEMNIFIABLE ACTION" shall have the meaning given that term in
SECTION 8.

         "INDEMNITEE" shall mean a Purchaser Indemnitee or Seller Indemnitee, as the context requires.

         "INDEMNITOR" shall have the meaning given that term in SECTION 8.

         "INDUCEMENT AGREEMENT" shall mean that certain Inducement Agreement to be entered into by and among ABN AMRO North America, Inc. and Purchaser in substantially the form attached hereto as EXHIBIT B.

         "INTERIM SERVICES AGREEMENTS" shall mean those certain Interim Transaction Processing Agreements between the LLC and each of MNB and LaSalle in substantially the form attached hereto as EXHIBIT C.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "LASALLE" is defined in the Preamble.

         "LLC" is defined in the Preamble.

         "LLC MATERIAL CONTRACT" shall mean (a) the Merchant Contracts and (b) any agreement, instrument, or other writing of any kind where:

         (i) the LLC has any direct or indirect obligation for borrowed money (including, without limitation, any contingent liability under any guaranty), or for other financing or the right to incur such obligation;

         (ii) the LLC has any direct or indirect obligation under a contract or agreement in an aggregate amount in excess of ten thousand dollars ($10,000.00); or

         (iii) a mortgage, security interest or other lien (other than a Permitted Lien) has been granted in or otherwise encumbers any property of the LLC, or pursuant to which an agreement exists relating to any future grant or encumbrance of a mortgage, security interest or other lien (other than a Permitted Lien) on any property of the LLC.

         "LLC MATERIAL PERMIT" shall mean any license or permit (a) used in or necessary for the conduct of the LLC business, and (b) which, if terminated, canceled, or breached, would be reasonably likely to have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" shall mean an event, change, or occurrence that has a material negative impact on the financial condition, prospects, business, or results of operations of the LLC, the Sellers, or the Purchaser, as the case may be, or that prevent a party's ability to consummate the transactions contemplated by this Agreement.

         "MERCHANT CARD BUSINESS" shall mean the business of processing, transmitting and settling Charge Card transactions for merchants.

         "MERCHANT CONTRACTS" shall have the meaning given that term in SECTION 4.6.

         "MNB" is defined in the Preamble.

         "MOST RECENT FINANCIAL STATEMENTS" shall mean those financial statements identified on SCHEDULE 5.20 to this Agreement.

         "MULTILINK AGREEMENT" shall mean that certain Asset Purchase Agreement to be entered into by and between MNB and Parent in substantially the form attached hereto as EXHIBIT D.

         "OFFERED MONETARY SETTLEMENT" shall have the meaning given that term in
SECTION 8.

         "OPERATING AGREEMENT" shall mean that certain Amended and Restated Limited Liability Company Agreement to be entered into by and among the LLC, MNB and the Purchaser in substantially the form attached hereto as EXHIBIT E.

         "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business of the LLC, consistent with past customs and practices of the Merchant Card Business of the Sellers, taking into consideration, among other factors, amount, frequency, materiality, and quantity.

         "PARENT" is defined in the Preamble.

         "PERMITTED LIENS" shall mean:

         (a) any tax lien or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, except that this clause (a) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business, and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

         (b) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no Material Adverse Effect as a practical matter on the ownership or use of any of the property in question,

         (c) any lien securing or giving in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege, or license, except that this clause (c) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question), or

         (d) any mortgage, security interest or other lien securing only indebtedness to Purchaser.

         "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PURCHASER" is defined in the Preamble.

         "PURCHASER INDEMNITEE" shall mean the Purchaser, Parent or any of their respective officers, directors, employees or agents.

         "PURCHASE PRICE" shall have the meaning given that term in SECTION 1.1.

         "REFERRAL AGREEMENTS" shall mean those certain Referral Agreements to be entered into by and between the LLC and each of MNB, LaSalle and Standard Federal Bank in substantially the forms attached hereto as EXHIBITS F-1, F-2 AND F-3, respectively.

         "SELLER INDEMNITEE" shall mean the Sellers or any of their respective officers, directors, employees or agents.

         "SELLERS" is defined in the preamble.

         "SERVICES AGREEMENT" shall mean that certain Service and Sponsorship Agreement to be entered into by and among Parent, MNB and the LLC in substantially the form attached hereto as EXHIBIT G.

         "STANFED" shall mean Standard Federal Bank.

11. MISCELLANEOUS.

         11.1 EXECUTION AND DELIVERY. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall, taken together, constitute one and the same agreement. Any party named in this Agreement may deliver an executed signature page to this Agreement by telecopier transmission to any other party, and the party so delivering that signature page shall be deemed to have executed and delivered that signature page with the intent to be bound by this Agreement.

         11.2 ARBITRATION. Any claim or controversy arising out of or in connection with this Agreement or the breach of any provision thereof, including, without limitation, any claim or controversy relating to the construction, enforcement, or validity of any provision of this Agreement (including, without limitation, this section or any part thereof) or of the entire Agreement, or any claim that all or any part of this Agreement (including, without limitation, this section or any part thereof) unenforceable, void, or voidable, shall be settled by arbitration in accordance with the

Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Unless otherwise agreed by all parties to this Agreement, all arbitration proceedings pursuant to this section shall be conducted in the City of Chicago, Illinois or the City of Cleveland, Ohio. For purposes of any applicable statute of limitations, the commencement of arbitration pursuant to this section shall be deemed to be the equivalent of the commencement of a lawsuit, and any claim or controversy which may be arbitrated under this section shall be subject to any applicable statute of limitations. The arbitrators shall have authority to decide whether any such claim or controversy is barred by the applicable statute of limitations and, if the claim or controversy in question is so barred, to dismiss the arbitration thereof on that basis. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any award, finding, or ruling that does not conform to the terms and conditions of this Agreement. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all reasonable pre-award expenses of the arbitration, including, without limitation, administrative fees, arbitrators' fees, out-of-pocket expenses (such as expenses for copying and telephone charges), travel expenses, witness fees, and attorney fees.

                            [SIGNATURE PAGE FOLLOWS]












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





         IN WITNESS WHEREOF, the Sellers, Parent and the Purchaser have caused their respective duly authorized officers to execute and deliver this Agreement as of the day first above written.

MICHIGAN NATIONAL BANK                        LASALLE BANK NATIONAL ASSOCIATION


                                              By:
                                                   -----------------------------
By:                                           Name:
   --------------------------------                 ----------------------------
Name:                                         Title:
     ------------------------------                 ----------------------------
Title:
      -----------------------------


NATIONAL PROCESSING COMPANY, LLC.             NPC ALLIANCE, INC.


By:
   --------------------------------
Name:                                         By:
     ------------------------------                -----------------------------
Title:                                        Name:
      -----------------------------                 ----------------------------
                                              Title:
                                                    ----------------------------